UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Borrower Assignment and Assumption Agreement

On October 1, 2018, Post Holdings, Inc. (“Post”) entered into a Borrower Assignment and Assumption Agreement with its subsidiary 8th Avenue Food & Provisions, Inc. (“8th Avenue”) and Barclays Bank PLC, as administrative agent (the “Assignment and Assumption Agreement”), in connection with the Bridge Facility Agreement, dated as of September 24, 2018 (“Bridge Facility Agreement”), under which Post previously obtained a senior unsecured bridge loan (“Bridge Loan”) in the aggregate principal amount of $625.0 million.

Upon the execution of the Assignment and Assumption Agreement (i) the Bridge Facility Agreement was assumed by 8th Avenue, and Post was released from its obligations thereunder, (ii) the guarantors of the Bridge Facility Agreement that are not direct or indirect subsidiaries of 8th Avenue were each released from their respective guarantees of the Bridge Loan, (iii) certain direct and indirect domestic subsidiaries of 8th Avenue continued to guarantee 8th Avenue’s obligations under the Bridge Facility Agreement and (iv) 8th Avenue’s obligations under the Bridge Facility Agreement became secured by a first priority security interest in substantially all of the assets of 8th Avenue and in substantially all of the assets of 8th Avenue’s subsidiary guarantors. Post retained the cash proceeds of the Bridge Loan.

The foregoing summary of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreements

On October 1, 2018, 8th Avenue and its domestic subsidiaries (other than immaterial subsidiaries and other excluded subsidiaries) entered into (i) a First Lien Credit Agreement (the “First Lien Credit Agreement”) and (ii) a Second Lien Credit Agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “8th Avenue Credit Agreements”), in each case, with Barclays Bank PLC, as administrative agent, Barclays Bank PLC and Goldman Sachs Bank USA as joint bookrunners and joint lead arrangers, BMO Capital Markets Corp., Credit Suisse Loan Funding LLC, CitiGroup Global Markets Inc., and Wells Fargo Securities, LLC, as joint bookrunners, Coöperatieve Rabobank U.A., New York Branch and SunTrust Bank, as Documentation Agents, and the other lenders party thereto.

The 8th Avenue Credit Agreements were entered into by 8th Avenue in connection with the consummation of the transactions that Post and 8th Avenue undertook pursuant to the Transaction Agreement dated as of August 2, 2018, by and among Post, 8th Avenue and THL Equity Fund VIII Investors (PB), LLC, an affiliate of Thomas H. Lee Partners, L.P. (collectively, the “Private Brands Transactions”). The Private Brands Transactions are described in more detail in the first Form 8-K that Post filed on October 5, 2018.

The First Lien Credit Agreement provides for (i) a term loan in an aggregate principal amount of $525.0 million (the “First Lien Term Loan Facility”) and (ii) a revolving credit facility in an aggregate amount of up to $150.0 million (the “First Lien Revolving Credit Facility”). Letters of credit are available under the First Lien Credit Agreement in an aggregate amount of up to $20.0 million. The First Lien Credit Agreement also provides for potential incremental revolving and term facilities at the request of 8th Avenue and at the discretion of the lenders, in each case on terms to be determined, and also permits 8th Avenue, subject to certain conditions, to incur incremental equivalent debt.

The First Lien Term Loan Facility has a maturity date of October 1, 2025 and the First Lien Revolving Credit Facility has a maturity date of October 1, 2023. The obligations of 8th Avenue under the First Lien Credit Agreement are (a) unconditionally guaranteed by 8th Avenue’s wholly-owned domestic subsidiaries (other than immaterial and other excluded subsidiaries) and (b) secured by a perfected first priority security interest in substantially all of the assets of 8th Avenue and in substantially all of the assets of 8th Avenue’s subsidiary guarantors. Commencing on March 31, 2019, 8th Avenue is required to make consecutive quarterly principal payments on the First Lien Term Loan Facility in an amount equal to 0.25% of the original principal amount of the First Lien Term Loan Facility, with the remainder of the principal amount of the First Lien Term Loan Facility, together with accrued and unpaid interest, due at maturity of the First Lien Term Loan Facility. The unpaid principal amount of the First Lien Revolving Credit Facility, together with any accrued and unpaid interest, will be due at maturity of the First Lien Revolving Credit Facility.

The Second Lien Credit Agreement provides for a term loan in an aggregate principal amount of $100.0 million (the “Second Lien Term Loan Facility”). The Second Lien Credit Agreement also provides for potential incremental term facilities at the request of 8th Avenue and at the discretion of the lenders, on terms to be determined, and also permits 8th Avenue, subject to certain conditions, to incur incremental equivalent debt. The Second Lien Term Loan Facility has a maturity date of October 1, 2026. The obligations of 8th Avenue under the Second Lien Credit Agreement are (a) unconditionally guaranteed by 8th Avenue’s wholly-owned domestic subsidiaries (other than immaterial and other excluded subsidiaries) and (b) secured by a perfected second priority security interest in substantially all of the assets of 8th Avenue and in substantially all of the assets of 8th Avenue’s subsidiary guarantors. The Second Lien Term Loan Facility does not amortize and the outstanding principal amount, together with accrued but unpaid interest, will be due at maturity of the Second Lien Term Loan Facility.

8th Avenue used the proceeds of the First Lien Term Loan Facility, the Second Lien Term Loan Facility and a portion of the First Lien Revolving Credit Facility to repay the Bridge Loan under the Bridge Facility Agreement, to pay certain fees and expenses related to the Private Brands Transactions and for general corporate purposes.

Term loans and revolving loans under the First Lien Credit Agreement will bear interest, at 8th Avenue’s option, at the Alternate Base Rate or the LIBO Rate, as those terms are defined in the First Lien Credit Agreement, plus an applicable margin ranging from 2.50% to 2.75% for Alternate Base Rate-based loans and from 3.50% to 3.75% for LIBO Rate-based loans, with the applicable margin depending, in each case, on the First Lien Leverage Ratio, as defined in the First Lien Credit Agreement. To the extent 8th Avenue obtains a revolving loan under the First Lien Credit Agreement in Canadian dollars, the Canadian dollar loan will bear interest, at 8th Avenue’s option, at the Canadian Prime Rate or the CDOR Rate, as those terms are defined in the First Lien Credit Agreement, plus an applicable margin ranging from 2.50% to 2.75% for Canadian Prime Rate-based loans and from 3.50% to 3.75% for CDOR Rate-based loans, depending on the First Lien Leverage Ratio. Commitment fees on the daily unused amount of commitments under the First Lien Revolving Credit Facility will accrue at rates ranging from 0.25% to 0.50%, depending on 8th Avenue’s First Lien Leverage Ratio. Term loans under the Second Lien Credit Agreement will bear interest, at 8th Avenue’s option, at an annual rate equal to (a) the Alternate Base Rate, as defined in the Second Lien Credit Agreement, plus 6.75% or (b) the LIBO Rate, as defined in the Second Lien Credit Agreement, plus 7.75%.

The 8th Avenue Credit Agreements contain customary affirmative and negative covenants for agreements of this type, including financial statements and other reports, existence, payment of taxes, maintenance of properties, insurance, inspections, maintenance of book and records, compliance with laws, environmental, designation of subsidiaries, use of proceeds, additional collateral, maintenance of ratings, restrictions on indebtedness, restrictions on liens, no further negative pledges, restricted payments and certain payments of indebtedness, restrictions on subsidiary distributions and certain investments, fundamental changes, disposition of assets, sales and lease-backs, transactions with affiliates, conduct of business, amendments or waivers of organizational documents, amendments or waivers with respect to restricted debt and fiscal year changes. The First Lien Credit Agreement also contains a financial covenant requiring 8th Avenue to maintain, solely with respect to the First Lien Revolving Credit Facility, a First Lien Leverage Ratio (as defined in the First Lien Credit Agreement) not to exceed 7.00 to 1.00, measured as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2019, on the last day of any fiscal quarter on which the aggregate principal amount of all outstanding revolving loans and the aggregate principal amount of all drawn letters of credit exceeds 35% of the total revolving credit commitment.

The 8th Avenue Credit Agreements also contain customary events of default. If an event of default occurs and is not cured within any applicable grace period, then Barclays Bank PLC, as administrative agent, may, and at the request of certain lenders must, take certain actions, including, without limitation, declaring the loans then outstanding under the 8th Avenue Credit Agreements to be immediately due and payable in whole and otherwise exercising its remedies.

Post has designated 8th Avenue and the subsidiaries of 8th Avenue as unrestricted subsidiaries under Post’s existing credit agreement and senior notes indentures. Accordingly, creditors of 8th Avenue and creditors of the subsidiaries of 8th Avenue, including, but not limited to, the lenders under the First Lien Term Loan Facility, the Second Lien

Term Loan Facility and the First Lien Revolving Credit Facility, will not have recourse to Post or its assets or to the subsidiaries of Post (other than 8th Avenue and its subsidiaries) or their stock or assets.

The foregoing summary of the 8th Avenue Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the 8th Avenue Credit Agreements. Copies of the First Lien Credit Agreement and the Second Lien Credit Agreement are attached as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

The representations and warranties contained in the Assignment and Assumption Agreement and the 8th Avenue Credit Agreements were made only for purposes of each such agreement and as of the dates specified therein; were solely for the benefit of the parties to each such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Post and its subsidiaries or 8th Avenue and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the such agreements, which subsequent information may or may not be fully reflected in public disclosures by Post.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is hereby incorporated into Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Borrower Assignment and Assumption Agreement, dated as of October 1, 2018, by and among Post Holdings, Inc., 8th Avenue Food & Provisions, Inc. and Barclays Bank PLC, as Administrative Agent
10.2
First Lien Credit Agreement, dated as of October 1, 2018, by and among 8th Avenue Food & Provisions, Inc., the Subsidiaries of 8th Avenue Food & Provisions, Inc. from time to time party thereto, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC and Goldman Sachs Bank USA as Joint Bookrunners and Joint Lead Arrangers, BMO Capital Markets Corp., Credit Suisse Loan Funding LLC, CitiGroup Global Markets Inc., and Wells Fargo Securities, LLC, as Joint Bookrunners, and Coöperatieve Rabobank U.A., New York Branch and SunTrust Bank, as Documentation Agents

10.3
Second Lien Credit Agreement, dated as of October 1, 2018, by and among 8th Avenue Food & Provisions, Inc., the Subsidiaries of 8th Avenue Food & Provisions, Inc. from time to time party thereto, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC and Goldman Sachs Bank USA as Joint Bookrunners and Joint Lead Arrangers, BMO Capital Markets Corp., Credit Suisse Loan Funding LLC, CitiGroup Global Markets Inc., and Wells Fargo Securities, LLC, as Joint Bookrunners, and Coöperatieve Rabobank U.A., New York Branch and SunTrust Bank, as Documentation Agents